MOORE PRODUCTS CO.


                                     AMENDED
                           1994 INCENTIVE STOCK OPTION
                                       AND
                         NON-QUALIFIED STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

SECTION 1      Purpose..................................................  1

SECTION 2      Administration...........................................  2

SECTION 3      Eligibility..............................................  3

SECTION 4      Stock....................................................  3

SECTION 5      Granting of Options......................................  3

SECTION 6      Annual Limit.............................................  4

SECTION 7      Terms and Conditions of Options..........................  4

SECTION 8      Option Agreements - Other Provisions..................... 10

SECTION 9      Capital Adjustments...................................... 10

SECTION 10     Amendment or Discontinuance of the Plan.................. 11

SECTION 11     Termination of Plan...................................... 13

SECTION 12     Shareholder Approval..................................... 13

SECTION 13     Miscellaneous............................................ 13

                               MOORE PRODUCTS CO.

                         1994 INCENTIVE STOCK OPTION AND
                         NON-QUALIFIED STOCK OPTION PLAN


                                    SECTION 1

                                     Purpose
                                     -------

     This 1994 INCENTIVE STOCK OPTION AND NON-QUALIFIED STOCK OPTION PLAN (the "Plan") is intended to provide a means whereby Moore Products Co. (the "Company") may, through the grant of incentive stock options and non-qualified stock options (collectively, "Options") to purchase common stock of the Company ("Common Stock") to officers, other key employees and certain consultants (collectively, "Key Individuals"), attract and retain such Key Individuals and motivate them to exercise their best efforts on behalf of the Company and of any related corporation ("Related Corporation").

     As used herein:

          (a) The term "Related Corporation" shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or the corporate parent of the Company, as defined in section 424(e) of the Code;

          (b) The term "Incentive Stock Option" ("ISO") shall mean an option which, at the time such option is granted under the Plan, qualifies as an ISO within the meaning of section 422 of the Code and is designated as an ISO in the Option Agreement (as defined in Section 8 hereof); and

          (c) The term "Non-Qualified Stock Option" ("NQSO") shall mean an option which, at the time such option is granted, does not qualify as an ISO, and is designated as an NQSO in the Option Agreement.

     Notwithstanding (b) and (c) above and Sections 7 and 8 hereof, if the Option is not designated in the Option Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO.

                                    SECTION 2

                                 Administration
                                 --------------

     The Plan shall be administered by the Company's Compensation Committee (the "Committee"), which shall consist solely of not fewer than two (2) "non-employee directors" (within the meaning of Rule 16b-3 (b) (3) under the Securities Exchange Act of 1934 (the "Exchange Act") who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors (the "Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

     The Committee shall have full authority, subject to the terms of the Plan, to select the Key Individuals to be granted ISOs and/or NQSOs under the Plan, to grant Options on behalf of the Company and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

     Without limiting the effect of any other applicable exculpatory, indemnification or similar provisions contained in the charter or by-laws of the Company, in any contract or agreement, or afforded by law, no member of the Board or the Committee shall be liable for any action, inaction, or determination taken or made in good faith under or in connection with the Plan or any Option granted under it.

                                    SECTION 3

                                   Eligibility
                                   -----------

     The class of persons who shall be eligible to receive Options under the Plan shall be the Key employees (including any directors who also are officers, other key employees or consultants under contract with the Company) of the Company and/or of a Related Corporation. More than one Option may be granted to a Key Individual under the Plan.

                                    SECTION 4

                                      Stock
                                      -----

     Options may be granted under the Plan to purchase up to a maximum of seven hundred and fifty thousand (750,000) shares of the Company's Common Stock, par value $1.00 per share, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Key Individual's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option.

                                    SECTION 5

                               Granting of Options
                               -------------------

     From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Individuals under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem, and further provided that consultants shall not be eligible to receive ISOs under the Plan. The granting of an Option under the Plan shall not be deemed either to entitle the Key Individual to, or to disqualify the Key Individual from, any participation in any other grant of Options under the Plan. In making any determination as to whether a Key Individual shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Individual, his or her present and potential contributions to the success of the Company or a Related Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

                                    SECTION 6

                                  Annual Limit
                                  ------------

          (a) ISOs. The aggregate fair market value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Individual during any calendar year (under this Plan and any other ISO plan of the Company or a Related Corporation) shall not exceed one hundred thousand dollars ($100,000).

          (b) NQSOs. The annual limits set forth above for ISOs shall not apply to NQSOs.


                                    SECTION 7

                         Terms and Conditions of Options
                         -------------------------------

     The Options granted pursuant to the Plan shall expressly specify whether they are ISOs or NQSOs. In addition, the Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of section 422(b) of the Code, as the Committee shall deem desirable:

          (a) Number of Shares. A statement of the number of shares to which the Option pertains.

          (b) Price. A statement of the Option price which shall be determined and fixed by the Committee in its discretion but, shall not be less than the higher of (i) one hundred percent (100%) (one hundred ten percent (110%) in the case of ISO's granted to more than ten percent (10%) shareholders as discussed in subsection (j) below) of the fair market value of the optioned shares of Common Stock, or (ii) the par value thereof, on the date the Option is granted.

          The fair market value of the optioned shares of Common Stock shall be arrived at by a good faith determination of the Committee and shall be:

               (1) The mean between the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant;

               (2) The weighted average of the mean between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant;

               (3) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

               (4) Such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

          Where the fair market value of the optioned shares of Common Stock is determined under (2) above, the average of the mean between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation date) in accordance with Treas. Reg. ss.20.2031-2(b)(1).

          (c) Term.

               (1) ISOs. Subject to earlier termination as provided in Subsections (e), (f) and (g) below and in Section 9 hereof, the term of each ISO shall be not more than ten (10) years (five (5) years in the case of more than ten percent (10%) shareholders as discussed in Subsection (j) below) from the date of grant.

               (2) NQSOs. Subject to earlier termination as provided in Subsections (e), (f) and (g) below and in Section 9 hereof, the term of each NQSO shall be not more than ten (10) years from the date of grant.

          (d) Exercise.

               (1) General. Options shall be exercisable in such installments and on such dates, not less than six (6) months from the date of grant, as the Committee may specify, provided that:

                    (A) In the case of new Options granted to a Key Individual in replacement for options (whether granted under the Plan or otherwise) held by the Key Individual, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable, but not earlier than three (3) months from the date of grant of the new Options; and

                    (B) The Committee may accelerate the exercise date of any
               outstanding Options (including, without limitation, the six (6) and three (3) month exercise dates referred to in (A) above), in its discretion, if it deems such acceleration to be desirable.

               Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

               (2) Manner of Payment. The Option price shall be payable:

                    (A) In cash or its equivalent;

                    (B) In the discretion of the Committee, in Company Common
               Stock previously acquired by the Key Individual, provided that if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price of an ISO, such shares have been held by the Key Individual for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such shares of Common Stock were acquired through exercise of an NQSO or of an option under a similar plan or through exercise of an ISO and are used to pay the Option price of an NQSO, such shares have been held by the Key Individual for a period of more than six (6) months on the date of exercise;

                    (C) In the discretion of the Committee, in Company Common
               Stock newly acquired by the Optionee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an Option which is an ISO);

                    (D) In the discretion of the Committee, in any combination of (A), (B) and (C) above; or

                    (E) In the discretion of the Committee, by delivering a
               properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.

               In the event such Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the "fair market value" on the date of exercise of the Option, as such "fair market value" is determined in Subsection (b), above, of the Common Stock surrendered in payment of such Option price.

          (e) Termination. If a Key Individual's employment or consultancy by or with the Company (and Related Corporations) is terminated by either party prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Individual could have exercised it on the date of such termination of employment or consultancy, or to any greater extent permitted by the Committee, by the Key Individual at any time prior to the earlier of:

               (1) The expiration date specified in such Option; or

               (2) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than the date of the Key Individual's termination of employment or consultancy, and in the case of ISOs, such termination date shall not be later than three (3) months after the date of such termination of employment.

               (f) Exercise upon Disability of Key Individual. If a Key Individual shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her employment or consultancy and, prior to the expiration date fixed for his or her Option, his or her employment or consultancy is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Individual could have exercised it on the date of such termination of employment or consultancy, or to any greater extent permitted by the Committee, by the Key Individual at any time prior to the earlier of:

                    (1) The expiration date specified in such Option; or

                    (2) An accelerated termination date determined by the
               Committee, in its discretion, except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than the date of the Key Individual's termination of employment or consultancy by reason of disability, and in the case of ISOs, such date shall not be later than one (1) year after the date of such termination of employment. In the event of the Key Individual's legal disability, such Option may be so exercised by the Key Individual's legal representative.

               (g) Exercise upon Death of Key Individual. If a Key Individual shall die during his or her employment or consultancy, and prior to the expiration date fixed for his or her Option, or if a Key Individual whose employment or consultancy is terminated for any reason, shall die following his or her termination of employment or consultancy but prior to the earliest of:

                    (1) The expiration date fixed for his or her Option;

                    (2) The expiration of the period determined under
               Subsections (e) and (f) above; or

                    (3) In the case of an ISO, three (3) months following
               termination of employment or consultancy;

               Such Option may be exercised, to the extent of the number of shares with respect to which the Key Individual could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Key Individual's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Individual, at any time prior to the earlier of:

                         (A) The expiration date specified in such Option; or

                         (B) An accelerated termination date determined by the
                    Committee, in its discretion except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than one (1) year, nor later than three (3) years after the date of death.

                    (h) Non-Transferability. No Option which is to remain an ISO and, except as otherwise provided by the Committee, no other Option shall be assignable or transferable by the Key Individual otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Key Individual, the Option shall be exercisable only by him or by his or her guardian or legal representative. If the Key Individual is married at the time of exercise and if the Key Individual so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Individual and the Key Individual's spouse, jointly, with right of survivorship.

                    (i) Rights as a Shareholder. Holders of Options shall have no rights as a shareholder with respect to any shares covered by such Options until the issuance of a stock certificate for such shares.

                    (j) Ten Percent Shareholder. If the Key Individual owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to such Key Individual, the Option price for the ISO shall be not less than one hundred ten percent (110%) of the fair market value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five (5) years from the date the ISO is granted. The conditions set forth in this Subsection (j) shall not apply to NQSOs.

                    (k) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company or by the Key Individual should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Individual or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                    (l) Withholding and Use of Shares to Satisfy Tax
               Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

                    If the exercise of any Option is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Key Individual to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date of exercise of the Option (or if later, the date on which the Optionee recognizes ordinary income with respect to such exercise) (the "Determination Date"). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Committee may not withhold shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirement, such shares of Common Stock must have been held by the Key Individual for a period of not less than the holding period described in section 422(a)(1) of the

               Code on the Determination Date, or if such shares of Common Stock were acquired through exercise of an NQSO or of an option under a similar plan, such option was granted to the Key Individual at least six (6) months prior to the Determination Date.

                                    SECTION 8

                      Option Agreements - Other Provisions
                      ------------------------------------

     Options granted under the Plan shall be evidenced by written instruments ("Option Agreements") in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with section 422(b) of the Code or the provisions of the Plan for ISOs granted pursuant to the Plan, as the Committee shall deem advisable. Each Key Individual shall enter into, and be bound by, such Option Agreements, as soon as practicable after the grant of an Option.

                                    SECTION 9

                               Capital Adjustments
                               -------------------

     The number of shares which may be issued under the Plan, as stated in
Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

     In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Individual holding an Option to be terminated not less than fifteen (15) days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 7(d) hereof the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

     The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs which are to remain ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code unless the Option holder consents to such change.

                                   SECTION 10

                     Amendment or Discontinuance of the Plan
                     ---------------------------------------

          (a) General.The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, except that the following amendments shall require shareholder approval (given in the manner set forth in Section 10(b) below):

               (1) With respect to Options, any amendment which would:

                    (A) Materially increase the benefits accruing to directors and to officers, within the meaning of 17 CFR ss. 240.16a-1(f) (hereinafter referred to as "Officers"), under the Plan;

                    (B) Materially increase the number of shares of Common Stock which may be issued to directors and Officers under the Plan; or

                    (C) Materially modify the requirements as to eligibility for directors and Officers to participate in the Plan;

                and

               (2) With respect to ISOs, any amendment which would:

                         (A) Change the class of employees eligible to
                    participate in the Plan;

                         (B) Except as permitted under Section 9 hereof,
                    increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; or

                         (C) Extend the duration of the Plan under Section 11
                    hereof with respect to any ISOs granted hereunder.

Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

     (b) Shareholder Approval Requirements. Shareholder approval must meet the following requirements:

          (1) The approval of shareholders must be by a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the Commonwealth of Pennsylvania; and

          (2) The approval of shareholders must comply with all applicable provisions of the corporate charter, bylaws, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected:

               (A) By a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting); or

               (B) By a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

                                   SECTION 11

                               Termination of Plan
                               -------------------

     Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on February 7, 2004, which date is within ten (10) years after the date the Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 11, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on February 7, 2004, which by their terms extend beyond such date.

                                   SECTION 12

                                 Effective Date
                                 --------------

     This Plan originally became effective on February 8, 1994 (the date the Plan was adopted by the Board) and was approved by the shareholders on May 5, 1994.

                                   SECTION 13

                                  Miscellaneous
                                  -------------

          (a) Governing Law. With respect to any ISOs granted pursuant to the Plan and the Option Agreements thereunder, the Plan, such Option Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Key Individuals under, the Plan, the Option Agreements and any Options granted thereunder shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

          (b) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement. Further, notwithstanding any provisions of the Plan or the Option Agreement with a Key Individual, the Company shall have the right, in its discretion, to retire a Key Individual at any time pursuant to its retirement rules or otherwise to terminate his or her employment or consultancy at any time for any reason whatsoever.

                           (c) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company to the fullest extent permitted by applicable Pennsylvania law against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder.

          The Board or Committee member shall notify the Company promptly in writing of the making or institution of any such claim, action, suit or proceeding, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.

               (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

               (e) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Key Individual to exercise such Option.